Exhibit 10.1
TERMINATION AND RELEASE AGREEMENT
          This TERMINATION AND RELEASE AGREEMENT (this “Agreement”), dated as of January 27, 2006 among BELK, INC., a Delaware corporation, as debtor (in such capacity, the “Debtor”), THE BELK CENTER, INC., a North Carolina corporation, as servicer (the “Servicer” or “Belk Center”), BELK ACCOUNTS RECEIVABLE LLC, a North Carolina limited liability company (the “Guarantor”), YC SUSI TRUST, a Delaware statutory trust (the “Trust”) and BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as agent for the Trust and the Bank Investors (in such capacity, the “Agent”) and as a Bank Investor.
W I T N E S S E T H :
          WHEREAS, the Debtor, Belk Center, the Trust and Bank of America as Agent and as Bank Investor entered into an Amended and Restated Note Purchase Agreement dated as of March 31, 2005 (as such agreement may have been amended to the date hereof, the “Note Purchase Agreement”) pursuant to which the Trust acquired certain notes issued by Belk;
          WHEREAS, the Guarantor, the Debtor, Belk Center, and Bank of America as Agent and as Depository entered into an Amended and Restated Guaranty and Security Agreement, dated as of March 31, 2005 (as such agreement may have been amended to the date hereof, the “Security Agreement” and, collectively with the Note Purchase Agreement, any Servicer Account Agreement, any Post Office Box Agreement, the Fee Letter, the Restructuring Fee Letter, the Notes and all of the other instruments, documents and other agreements executed and delivered by the Debtor, the Guarantor, Belk National Bank or the Servicer in connection with any of the foregoing, as the same may have been amended, restated, supplemented or otherwise modified, the “Financing Documents” ), between Belk Accounts Receivable LLC, a North Carolina limited liability company (the “Guarantor”), The Belk Center, Inc., a North Carolina corporation, as servicer (the “Servicer”), Belk, Inc. (the “Debtor”) and Bank of America, N.A., a national banking association (“Bank of America”), as agent for YC SUSI Trust (the “Trust”) and the Bank Investors party to the Note Purchase Agreement from time to time (in such capacity, the “Agent”), as a Bank Investor and as Depository pursuant to which the Guarantor guaranteed certain obligations of the Debtor under the Note Purchase Agreement and the Notes and granted to the Agent a security interest in the Collateral (capitalized terms used herein and not otherwise defined are used as defined in the Note Purchase Agreement and the Security Agreement); and
          WHEREAS, the Debtor and the Guarantor desire to terminate the Note Purchase Agreement, the Security Agreement and the other Financing Documents and, subject to the terms hereof, the Trust, the Bank Investors and the Agent consent to such termination.
          NOW, THEREFORE, it is hereby agreed by and among the parties hereto as follows:
     1. Termination and Release. Upon the receipt by the Agent, from or on behalf of the Debtor, on January 27, 2006 of $125,149,677.32, in immediately available funds, in full payment of all amounts due from the Debtor under the Note Purchase Agreement and the other Financing Documents (i) the Note Purchase Agreement, the Security Agreement and the other Financing Documents shall terminate, provided however that the provisions of Sections 6.1, 6.2, 6.4, 8.8 and 8.10 of the Note Purchase Agreement, Section 7.6 and 7.8 of the Security Agreement and any provisions of the Financing Documents which by their terms survive any termination of such documents shall so survive, and (ii) the Agent, on behalf of the Trust and the Bank Investors, hereby releases all of its right, title and interest, including any security interest, in the Collateral and the Debtor Collateral and any other property conveyed to the Agent, on behalf of the Trust and the Bank Investors, under the Security Agreement, and the Trust and the Bank Investors hereby consent to such release. None of the Trust or the Bank Investors shall have any further obligation or liability under or with respect to the Note Purchase Agreement.

     2. Financing Statement. The Agent, on behalf of the Trust and the Bank Investors, hereby authorizes the Guarantor and the Debtor to file any Uniform Commercial Code (“UCC”) termination statements necessary or advisable to evidence the release of the security interest of the Agent, on behalf of the Trust and the Bank Investors, in, to and under the Collateral and the Debtor Collateral and any other property conveyed to the Agent under the Security Agreement.
     3. Termination of Interests in Accounts. The Agent, on behalf of the Trust and the Bank Investors, effective upon receipt by the Agent on January 27, 2006 of the funds described in Section 1, hereby terminates its rights in, to and under the Collection Account and the Spread Account and hereby releases and disclaims any security interest or other interest in such accounts. Upon such receipt of such funds by the Agent, funds in such accounts shall be released to the Debtor or the Guarantor, as directed by the Debtor prior to January 27, 2006.
     4. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
     5. Further Assurances. The Agent, on behalf of the Trust and the Bank Investors, shall execute and deliver releases of its liens and any and all UCC financing statement terminations and other such lien release documents as the Guarantor and the Debtor may reasonably request in order to evidence or otherwise give public notice of the terminations and releases set forth in this Agreement and, with respect to the termination and release of liens and security interests pursuant to this Agreement, shall take all such further actions and execute and deliver all such further agreements, instruments and other documents as the Guarantor and the Debtor may at any time reasonably determine to be necessary or advisable in order to implement the terms and provisions of this Agreement and to effectuate the purpose and intent hereof, each of such items in this Section 5 to be at the expense of the Guarantor or the Debtor (which ever shall be the requesting party).
     6. Entire Agreement; Successors and Assigns; Survival of Representations. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, supersedes any prior agreements among them and shall bind and benefit the parties hereto and their respective successors and assigns.
     7. Headings. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
     8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

BELK, INC.

By:	/s/ Brian T. Marley

Name: Brian T. Marley Title: Executive Vice President

THE BELK CENTER, INC.

By:	/s/ Brian T. Marley

Name: Brian T. Marley Title: Executive Vice President

BELK ACCOUNTS RECEIVABLE, LLC

By:	/s/ Brian T. Marley

Name: Brian T. Marley Title: Executive Vice President

YC SUSI TRUST

By Bank of America, N.A., as Administrative Trustee of YC SUSI Trust

By:	/s/ Elliott Lemon

Name: Elliott Lemon Title: Vice President

BANK OF AMERICA, N.A., as Agent, Bank Investor and Depository

By:	/s/ Elliott Lemon

Name: Elliott Lemon Title: Vice President